                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made March 23, 2001, and is effective as of January 1, 2000, (the "Effective Date"), by and between TEAM COMMUNICATIONS GROUP, INC., a California corporation (herein referred to as the "Company"), and you, Eric S. Elias.

      In consideration of the mutual covenants, terms and conditions set forth herein, you and the Company agree as follows:

      1. The Company hereby employs you pursuant and subject to the terms, conditions and provisions of this Agreement. You hereby accept such employment and agree to render your services to the Company as provided herein, where and when required by the Company (presently in Los Angeles, California), all of which services shall be performed conscientiously and to the full extent of your ability. You further agree to abide by all rules, regulations and policies of the Company.

      2. Your title and position with the Company shall be Senior Vice President, General Counsel.

      3. You shall report to the Company's chief executive officer, currently Michael J. Solomon and president, currently Jay J. Shapiro. Any conflict between divisions of responsibility between you and any other employee shall be resolved by the chief executive officer.

      4. The services to be rendered by you hereunder shall include, without limitation, all services customarily rendered by persons engaged in the same capacity or in a similar capacity in the entertainment industry, and such other services as may be requested by the Company from time to time hereunder.

      5. The Term of your employment by the Company under this Agreement shall commence as of the Effective Date and (unless earlier terminated pursuant to this Agreement) shall continue thereafter through December 31, 2003 (the "Term"). The Company shall thereafter have an option to renew this agreement for an additional two (2) years, through December 31, 2005 (the"Renewal Term").

      6. (a) As full consideration for all services to be rendered by you pursuant hereto, and for all rights and interests herein granted by you to the Company, and provided that you are not in breach or default of this Agreement and that you have kept and performed all of your obligations hereunder, and subject to the terms and conditions hereof, you shall be entitled to receive a base salary in an amount equal to Two Hundred Sixty Thousand Dollars ($260,000) commencing on the Effective Date and continuing through December 31, 2001. Commencing January 1, 2001 and continuing through December 31, 2002, you shall be entitled to receive a base salary in an amount equal to Two Hundred Seventy Five Thousand Dollars ($275,000). Commencing January 1, 2003 and continuing through the end of the Term, you shall be entitled to receive a base salary in an amount equal to Three Hundred Thousand Dollars ($300,000). In the event that the Company elects to exercise its option and extend your services for the Renewal Term, your base salary shall increase by five per cent (5%) cumulatively per year for each year of the Renewal Term.

            (b) Such compensation shall be paid in accordance with the Company's normal payroll practices. The Company may make such deductions, withholdings or payments from any sum payable to you pursuant to this Agreement as are required by any applicable law, rule or regulation for taxes or similar charges. Compensation payments made to you by the Company or


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any affiliate of the Company shall be deemed made pursuant to this Agreement and any compensation paid to you from and after the Effective Date of this Agreement shall be deemed to have been paid hereunder.

      7. In addition to the base salary set forth in Paragraph 6, and any stock options previously granted prior to the date of this agreement, as of March 23, 2001 you shall be granted 200,000 options to purchase shares of the Company's common stock at an exercise price of $0.81 per share. Such options shall vest as follows:

      50,000 as of March 23, 2001
      50,000 as of December 31, 2001
      50,000 as of December 31, 2002
      50,000 as of December 31, 2003

      Such options shall have a five (5) year term commencing on the date of grant and shall be subject in all respects to the Team Communications Stock Option Plan.

      8. Upon a sale of all or substantially all of the Company, or upon a "Change of Control" as defined below, Executive shall receive a further one time payment equal to one per cent (1%) of the "Net Appreciation." For purposes of this Agreement, "Net Appreciation" shall mean the difference between (i) the total purchase price consideration received by the Company (or its shareholders) in a sale or, in the event of a "Change of Control", the market value of the Company, determined by reference to its closing bid or ask price on the date the Change of Control occurs and (ii) the closing market value as of March 23, 2001.

            (a) For purposes of this Agreement, a "Change of Control" shall be deemed to occur :

            (i) upon a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement;

            (ii) Any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

            (iii) during any period of two (2) consecutive years (the "Period"), individuals who at the beginning of the Period constitute the Board, including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of the Period (or whose election or nomination was similarly approved by the Board), cease for any reason to constitute a majority thereof;

            (iv) the sale or other disposition of all or substantially all of the assets of the Company; or

            (v) the merger of the Company with any other corporation or other entity if shareholders of the Company prior to the effective date of the merger own, immediately following the merger, less than seventy five per cent of the combined voting power of the surviving corporation or other entity excluding from such ownership any voting securities not received in exchange for or in respect of voting securities of the Company.

            (b) In the event that Executive leaves the employ of the Company either due to the


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expiration of this Agreement, death, disability, or a termination without cause, in the event of a subsequent sale of all, or substantially all of the Company, or upon a Change of Control, which sale or Change of Control is either publicly announced or contracted for during the twelve (12) months after such leaving, Company shall pay Executive at the time of the closing of such sale or Change of Control (or of the closing of a subsequent sale or Change of Control which occurs at a later date but obviates the initial such sale or Change of Control, e.g., if a higher bid upsets an earlier agreed upon or announced transaction) one percent (1%) of the Net Appreciation.

      9. You represent and warrant that you are free to enter into the Agreement and to grant the rights and interests to the Company that you purport to grant thereunder and that there are no agreements or arrangements in effect, whether written or oral, which could prevent you from rendering services to the Company during the Term.

      10. On the condition that you are not in breach or default of the Agreement, the Company shall reimburse you for all of your reasonable expenses incurred while employed and performing your duties under and in accordance with the terms and conditions of the Agreement, subject to your full accounting therefor and your providing the Company with appropriate documentation, including without limitation receipts, for all such expenses in the manner required pursuant to Company's policies and procedures and the Internal Revenue Code, and subject to the Company's prior approval. Furthermore, for the period January 1, 2001 through December 31, 2001, the Company will provide you a monthly automobile allowance of Seven Hundred Fifty Dollars ($750) or an annual amount of Nine Thousand Dollars ($9,000). From January 1, 2002 through December 31, 2002, this amount will increase to Eight Hundred Fifty Dollars ($850.00) per month or an annual amount of Ten Thousand Two Hundred Dollars ($10,200). From January 1, 2003 through December 31, 2003, this amount will increase to One Thousand Dollars ($1000.00) per month or an annual amount of Twelve Thousand Dollars ($12,000). This allowance will be considered additional compensation and shall be paid along with your base compensation in accordance with the Company's normal payroll practices.

      11. (a) In the event that (i) you become incapacitated or prevented from fully rendering your services hereunder by reason of your illness, mental, physical or other disability, and such incapacity or inability shall continue for sixty (60) consecutive days during any period of the Term; or (ii) the Company's normal operations are prevented or interrupted because of force majeure events or any other cause beyond the Company's sole control (e.g., any labor dispute, strike, fire, war, civil disturbance, act of God, governmental action or proceeding or any event sufficient to excuse performance as a matter of law), and such prevention or interruption shall continue for sixty (60) consecutive days during any period of the Term; then the Company shall have the right to terminate your employment under the Agreement immediately upon the expiration of said six (6)-week period without any further liability or obligation to you hereunder except for any accrued compensation payable to you as of the date of such termination (such a termination herein referred to as a termination "For Disability or Force Majeure").

            (b) In the event you, at any time, materially breach any provision of the Agreement, fail, refuse or neglect (other than by reason of any above-referenced disability or incapacity) to reasonably perform fully your obligations hereunder, or engage or participate in any egregious willful misconduct in connection with any of your obligations under the Agreement, the Company shall have the right to terminate your employment under the Agreement at any time thereafter (such a termination herein referred to as a termination "For Cause"). In the event of any termination For Cause, you shall be entitled to receive only accrued compensation payable to you as of the date of such termination, without regard to any other compensation, benefits or perquisites.


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            (c) In addition to the right to terminate For Cause or For
Disability or Force Majeure, the Company shall have the right to terminate your employment under the Agreement at any time for any reason, upon thirty (30) days' notice to you (such a termination herein referred to as a termination "Without Cause"); provided, however, that if termination of your employment is a termination Without Cause, you shall continue to be entitled to your base annual compensation under Paragraph 6 of the Agreement until the end of the Term.

            (d) Any termination under this Paragraph 11 shall not be deemed to be a waiver by the Company of any of the Company's rights or remedies otherwise available to the Company hereunder, at law, in equity or otherwise.

      12. You shall not enter into any contracts or make any commitments on behalf of the Company outside of the ordinary course of your duties and services in the ordinary course of the Company's business nor for an amount in excess of such limits as may be specified by the Company without the prior written approval and consent of the Company in accordance with the standard practices and operating procedures thereof.

      13. During the Term hereof you shall be entitled to:

            (a) The Company's basic health and life insurance benefits generally available to other senior executives of the Company, including any applicable major medical insurance benefits for you and your immediate family, subject to compliance with provisions relating to eligibility or qualification; and

            (b) During the term of this of this agreement four (4) weeks per year of vacation with pay and normal and customary holidays in accordance with the Company's policy for vacations and holidays for senior executives of the Company.

            (c) To participate in any Company retirement or similar benefit plan available to Company's senior executives, including, without limitation, the Company's 401(k), or IRA plan, subject to all terms and conditions of any such plan.

            (d) A reserved parking space and an unshared assistant/secretary

For the purpose of determining your length of service with the Company with respect to the applicable provisions of any benefit to which you may be entitled hereunder (except with respect to stock options and the vesting provisions thereof), such determination shall include your previous term of service to the Company from March 1, 1995 through the date of this Agreement.

      14. The Company may secure in its own name or otherwise, and at its own expense, life, health, accident and other insurance covering you or you and others, and you shall not have any right, title or interest in or to such insurance other than as expressly provided herein. You agree to assist the Company in procuring such insurance by submitting to the usual and customary medical and other examinations to be conducted by such physician(s) as the Company or such insurance company may designate and by signing such applications and other written instruments as may be required by the insurance companies to which application is made for such insurance.

      15. During the Term, you shall not directly compete or materially interfere with the actual or contemplated businesses or activities of the Company. In this regard, during the Term, you shall not, without the prior written consent of the Company which consent shall not be unreasonably


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withheld, become an officer or employee of any other business enterprise engaged in any of the actual business or activities of the Company.

      16. Other than as required by the public disclosure obligations of the Company, or to your attorneys or accountants, you agree that you will not, during the Term or thereafter, disclose to any other person or entity the terms or conditions of the Agreement (including the financial terms thereof) and shall not directly or indirectly issue or permit the issuance of any publicity whatsoever regarding, or grant any interview or make any statements concerning, the Company's engagement of you hereunder without the prior written consent of the Company.

      17. The primary place of your employment under the Agreement shall be the Los Angeles Metropolitan Area. You shall make such trips away from the County of Los Angeles as requested by the Company or as may be required for the conduct of your duties under the Agreement. Any air travel shall be business class if available, and if in excess of five (5) hours duration shall be first class.

      18. The Company hereby represents and warrants that it has obtained all approvals necessary to enter into this Agreement.

      19. The Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts entered into and fully performed therein.

      20. The Company shall have the right to assign or otherwise delegate the Agreement or any of its rights or obligations thereunder, in whole or in part, to any person or entity. Without limiting the generality of the foregoing, the Company shall have the right to license, delegate, lend or otherwise transfer any of its rights to any or all of your services under the Agreement to any person, company or other entity controlling, controlled by, or under common control with the Company, and you agree to render such services required under the Agreement for such person, company or other entity as part of the services to be rendered under the Agreement for no additional compensation other than as provided for in this Agreement. You shall not have any right to assign, delegate or otherwise transfer any duty or obligation to be performed by you hereunder to any person or entity, nor to assign or transfer any rights hereunder.

      21. All notices which either party is required or may desire to give to the other party under or in connection with the Agreement shall be sufficient if given by addressing the same to the respective party at the address set forth below or at such other place as may be designated by the respective party:

            To Company:       Team Communications Group, Inc.
                              11818 Wilshire Boulevard 2nd floor
                              Los Angeles, California 90025
                              Attention: Drew S. Levin

            To You:           Eric S. Elias
                              22935 Oxnard Street
                              Woodland Hills CA 91367

When notices addressed as required by this Paragraph 21 shall be hand delivered, telexed, or deposited, postage prepaid, registered or certified mail, in the United States mail, or delivered to a telegraph office, toll prepaid, the Company or you, as appropriate, shall be deemed to have delivered such notice.


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      22. You agree to execute and deliver to the Company such further documents and instruments as the Company may desire to further evidence, effectuate or protect the Company's rights hereunder. The Agreement may be modified only by a written instrument duly executed by each of the parties thereto. No person has any authority on behalf of the Company to make any representation or promise not set forth in the Agreement, and you hereby represent and warrant that the Agreement has not been executed in reliance upon any representation or promise except those contained therein. No waiver by the Company of any default or other breach of the Agreement shall be deemed to be a waiver of any preceding or succeeding breach or default.

      23. This Agreement supersedes all prior or contemporaneous agreements, whether oral or written, between the parties hereto concerning the subject matter hereof, and constitutes the valid, binding and entire agreement between the parties with respect thereto, enforceable in accordance with its terms.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    TEAM COMMUNICATIONS GROUP, INC.


                                    By /s/ Jay J. Shapiro
                                      ------------------------------------------
                                          Jay J. Shapiro
                                    President and Chief Administrative Officer

ACCEPTED AND AGREED TO:


/s/ Eric S. Elias     .
----------------------
Eric S. Elias


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